UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Kelly Services, Inc.

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PRELIMINARY

April 6, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Tuesday, May 5, 2009, in the Auditorium located on the First Floor of our Headquarters building at 999 West Big Beaver Road, Troy, Michigan.

Matters scheduled for consideration at this Meeting are the election of three Directors, the amendment of the Company’s Restated Certificate of Incorporation to increase the size of the Board of Directors, eliminate the classified Board of Directors and eliminate certain supermajority voting requirements and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

Terence E. Adderley
Chairman of the Board of Directors

Carl T. Camden
President and Chief
Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 5, 2009.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•	Proxy Statement for the Annual Meeting of Stockholders

•	Annual Report to Stockholders, including Form 10-K for the year ended December 28, 2008

To view the Proxy Statement or Annual Report visit: http://bnymellon.com.mobular.net/bnymellon/kelyb.

Please refer to the enclosed proxy card and proxy statement for information on voting options:
Internet — Telephone — Mail

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Kelly Services, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 5, 2009 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three Directors as set forth in the accompanying Proxy Statement;

2.	To approve the amendment of the Company’s Restated Certificate of Incorporation to increase the size of the Board of Directors, eliminate the classified Board of Directors and eliminate certain supermajority voting requirements;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2009;

4.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS, ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS AND ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS AS SET FORTH IN PROPOSAL 2, AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 3.

Only holders of the Company’s Class B common stock of record at the close of business on March 12, 2009 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

By Order of the Board of Directors

April 6, 2009
999 West Big Beaver Road
Troy, Michigan 48084-4782
Daniel T. Lis
Senior Vice President, General Counsel
and Corporate Secretary

KELLY SERVICES, INC.
999 West Big Beaver Road
Troy, Michigan 48084-4782

April 6, 2009

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 5, 2009 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 6, 2009. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 12, 2009 are entitled to notice of and to vote at the Annual Meeting of Stockholders. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 12, 2009, the number of issued and outstanding voting securities (exclusive of treasury shares) was           shares of the Class B common stock, having a par value of $1.00 per share. Class B stockholders on the record date will be entitled to one vote for each share held.

Pursuant to the Company’s by-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. A “broker non-vote” occurs if a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by
Principal Stockholders and Management

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on February 12, 2009 , on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

	Number of Shares		Percent
Name and Address of	and Nature of		Of
Beneficial Owners	Beneficial Ownership		Class

Terence E. Adderley	3,214,265	(a)(b)	92.9
999 West Big Beaver Road
Troy, Michigan 48084

(a)	Includes 1,970,751 shares held by the Terence E. Adderley Revocable Living Trust B of which Mr. Adderley is sole trustee and has sole investment and voting power; 1,171,189 shares in the William R. Kelly Marital Trust of which Mr. Adderley is co-trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has shared voting and investment power; and 500 shares held in four separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(b)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on February 12, 2009, on the basis described above, of each director and nominee, each of the named executive officers and all directors and executive officers as a group.

	Class A Common Stock			Class B Common Stock
	Number of Shares			Number of Shares
Directors and Named	and Nature of		Percent of	and Nature of		Percent of
Executive Officers	Beneficial Ownership(a)		Class	Beneficial Ownership		Class

T. E. Adderley, Chairman	4,394,629	(b)	14.0	3,214,265	(c)	92.9
C. T. Camden, Director and Executive Officer	279,246		*	100		*
J. E. Dutton, Director	16,380		*	100		*
M. A. Fay, O.P., Director and Nominee	38,473		*	100		*
V. G. Istock, Lead Director and Nominee	42,116		*	1,475		*
L. A. Murphy, Director	3,002		*	100		*
D. R. Parfet, Director and Nominee	14,356		*	100		*
B. J. White, Director	34,241		*	100		*
L. S. R. Agnéus, Executive Officer	25,263		*	0		*
G. S. Corona, Executive Officer	99,483		*	100		*
M. L. Durik, Executive Officer	92,143		*	100		*
R. E. Kleiner, Executive Officer	123,779		*	0		*
P. A. Little, Executive Officer	20,000		*	100		*
A. M. Ramsey, Executive Officer	25,644		*	0		*
D. Shantilal, Executive Officer	26,279		*	0		*
M. S. Webster, Executive Officer	72,160		*	100		*
All Directors and Executive Officers as a Group (18 persons)	5,399,391		17.2	3,216,940		93.0

*	Less than 1%

(a)	Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 341,000 for T. E. Adderley; 85,833 for C. T. Camden; 9,000 for J. E. Dutton; 26,500 for M. A. Fay; 26,500 for V. G. Istock; 6,000 for D. R. Parfet; 21,500 for B. J. White; 5,500 for L. S. R. Agnéus; 16,120 for G. S. Corona; 4,000 for M. L. Durik; 83,000 for R. E. Kleiner; 3,000 for A. M. Ramsey; 2,400 for D. Shantilal; and 2,500 for M. S. Webster.

(b)	Includes 714,474 shares directly held; 2,942,513 shares in the William R. Kelly Marital Trust of which Mr. Adderley is co-trustee with JP Morgan Chase Bank N.A.; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JP Morgan Chase Bank N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; 43,000 shares in four separate trusts of which Mr. Adderley is a co-trustee with JP Morgan Chase Bank, N.A.; and 223,642 shares held in the Estate of Margaret A. Kelly, of which Mr. Adderley is co-personal representative.

(c)	See footnotes (a) and (b) to first table.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Securities and Exchange Commission, all required reports of Reporting Persons have been timely filed with the Securities and Exchange Commission for 2008, except that one Form 4 relating to one transaction for Executive Vice President and Chief Operating Officer George S. Corona, was filed late and one Form 4 relating to one transaction for Executive Vice President Michael S. Webster was filed late.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Chairman of our Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its Board of Directors comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s selection by a majority of independent directors or a nominating committee comprised solely of independent directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors, who are independent as defined under the rules of both the Securities and Exchange Commission and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possesses financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent directors.

Board of Directors

Our Board of Directors is responsible for overseeing the business of the Company.

At its meeting in February 2009, our Board affirmatively determined that directors M. A. Fay, V. G. Istock and D. R. Parfet, who are nominees for election at the 2009 Annual Meeting, and directors J. E. Dutton, L. A. Murphy and B. J. White, whose respective terms of office continue until the Annual Meetings of the Stockholders in 2010 and 2011, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company.

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at www.kellyservices.com under the caption “Corporate Governance.”

Our Board held seven meetings during 2008, which included two special meetings. The special meetings were called to consider matters related to the restructuring of our operations. All of the directors of the Company attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2008.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose members are T. E. Adderley, J. E. Dutton, M. A. Fay (Chair), V. G. Istock, L. A. Murphy, D. R. Parfet, and B. J. White, held four meetings during 2008. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become directors, overseeing the compensation and structure of the Board of Directors and the standing committees, developing and monitoring a process to evaluate Board and committee effectiveness and maintaining and overseeing the implementation of the Company’s corporate governance principles.

Below is a description of key Corporate Governance Principles and how they have been implemented, if appropriate.

Director Nominations, Qualifications, Effectiveness and Independence

The Board is responsible for approving director nominees based on the recommendation of the Corporate Governance and Nominating Committee. The Board has not adopted a policy whereby stockholders may recommend nominees because of the Company’s status as a controlled company.

Directors must have the highest personal and professional character and integrity and substantial experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated. Candidates are selected based upon the contributions they can make to the Board.

Directors are provided an orientation program and participate in continuing education through presentations developed by the Company and seminars offered by third party providers.

The number of boards on which a director serves, along with any other time commitments a director may have, are considerations in determining the director’s ability to serve effectively. The Board conducts an annual evaluation of its performance.

At least annually the Board assesses the independence of the Company’s non-management directors and the financial sophistication or financial expertise of the members of the Audit Committee. In determining the independence of the current nominees and continuing non-management directors, the Board primarily considered the following factors:

•	Whether the nominee or director is an officer or employee of the Company or its subsidiaries or a director of a subsidiary or an affiliate;

•	Whether the nominee or director has a family member who is an officer of the Company or its subsidiaries;

•	Whether the nominee or director or a family member has a current or past material relationship with the Company;

•	Whether the nominee or director or family member accepted payments from the Company (other than related to Board service);

•	Whether the nominee or director or family member thereof has been employed by the Company’s independent registered public accounting firm for at least three years;

•	Whether the officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee or director or a member of the immediate family of a nominee or director; and

•	Whether the nominee or director or family member thereof was a partner, controlling shareholder or executive officer of any organization to which the Company made or received payments of the greater of $200,000 or 5% of the recipient’s gross revenue.

Tenure

A non-management director shall tender his or her resignation at the time of resignation, retirement or termination from his or her current position, upon a material change in position or upon attaining age seventy. The Board retains sole discretion whether or not to accept a resignation. Term limits are not established. The perceived value of term limits are outweighed by the contributions of directors who have been able to develop, over a period of time, increasing insight into our operations and strategic direction.

Meetings and Attendance

Five regular meetings at appropriate intervals are considered desirable for the Board to properly discharge its duties. Special meetings may be called to address specific needs.

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. All Directors then in office attended the 2008 Annual Meeting of the Stockholders.

The independent directors are required to meet in executive session at least twice annually.

Management Evaluation and Succession Planning

At least annually the Compensation Committee discusses potential successors as Chief Executive Officer and reviews the performance of members of senior management.

Compensation Committee

The Company’s compensation program is administered by the Compensation Committee of the Board of Directors. The Committee held two meetings in 2008.

The Committee reviews and approves all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2008, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Equity Incentive Plan and approves the grant of awards under such Plan.

The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com, and in the Compensation Discussion and Analysis presented at pages    of this proxy statement.

The Committee has delegated to the Chief Executive Officer the authority to approve salary recommendations and incentive awards to officers below the rank of senior vice president. To assist the Committee in making compensation recommendations for senior officers, the Company’s Human Resources Division provides the Committee with historical, survey and benchmark compensation data. The Committee also relies on the Chief Executive Officer and the other named executive officers to provide performance evaluations and compensation recommendations to assist it in its decisions regarding the total compensation of senior officers.

The Committee has the authority to retain independent consultants in the exercise of its authority. To assist in its review of executive compensation, the Committee retained Towers Perrin in 2008 to evaluate executive compensation and compensation programs. The consultants reported directly to the Committee and the Committee determined the consultants’ scope of work and fees. The Committee believes that the use of independent consultants provides additional assurance that the Company’s executive compensation and compensation programs are reasonable and consistent with Company objectives.

Compensation Committee Interlocks and Insider Participation

In 2008 the Compensation Committee members were J. E. Dutton, M. A. Fay, V. G. Istock, L. A. Murphy, D. R. Parfet and B. J. White (Chair), all of whom are independent Directors. During 2008, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Audit Committee

The Audit Committee is composed of J. E. Dutton, M. A. Fay, V. G. Istock, L. A. Murphy, D. R. Parfet (Chair) and B. Joseph White, all of whom are independent directors. The Audit Committee held eight meetings in 2008. The Audit Committee’s purpose is to approve the scope of the work and fees of the independent registered public accounting firm and to review with the independent registered public accounting firm their report or opinion on the Company’s financial statements and the Company’s internal control over financial reporting. The Board has unanimously determined that D. R. Parfet qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. The other members of the Audit Committee have the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, compliance with laws, rules and regulations and Company policies, public company reporting requirements and provides an enforcement mechanism.

The full text of the Code of Business Conduct and Ethics, which was amended by the Board of Directors in February 2009, is posted on the Company’s website, at www.kellyservices.com, under the “Corporate Governance” caption. This information is available in print to any stockholder who requests it from the Investor Relations Department. The Company will disclose future amendments to, or waivers from the Code for its Directors, Executive Officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis explains all material elements of the compensation earned by or paid to our executive officers named in the Summary Compensation Table that follows this discussion, including the basis for determining the elements of compensation and how they fit into the Company’s overall compensation objectives.

Compensation Philosophy

The Compensation Committee (the “Committee”) believes that the Company’s Executive Compensation Program is designed to achieve the following objectives:

•	Align pay with short and long-term performance results that directly influence shareholder value;

•	Retain executives necessary to successfully lead and manage the organization;

•	Attract key executives critical to the organization’s long-term success; and

•	Reward executives fairly for Company and individual performance.

The total compensation program for executive officers consists of the following components:

•	Base Salary;

•	Annual Cash Incentive;

•	Long-term Equity;

•	Management Retirement Plan;

•	Health and Welfare Benefits; and

•	Certain Other Benefits.

The Committee understands the significance of its responsibilities and receives a significant amount of information and input from both internal and external resources as a reference in support of its decision making. The Committee uses available survey and peer group data that align with the Company’s revenue and market capitalization, as well as the nature of its business and workforce, in determining the competitive positioning of total compensation.

Each executive’s performance is reviewed and compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salary range midpoints, target annual cash incentive awards and target long-term equity awards are based on the median of a peer group of comparable executive positions in companies of similar revenue size in the business services industry and as reflected in multiple third party survey data. The composition of companies within the various surveys changes from time to time. Although total compensation is targeted to reflect the median value of the executive’s position in the marketplace, targeted total compensation may be above or below the median depending on the level of job responsibility, company performance and individual performance.

In 2008, the peer group analysis included a review of Manpower Inc., Spherion Corporation and Robert Half International Inc. Third party survey data was purchased from The Conference Board, Watson Wyatt Data Services and Towers Perrin. Peer group data is used as a reference point for the staffing industry, but more emphasis is given to the third party surveys due to the strength of the data. The peer group analysis and third party survey data represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee also considers the recommendations of the Chief Executive Officer (“CEO”) regarding total compensation for those executives reporting to him. The Human Resources Division also provided the Committee historical and prospective compensation components for each executive officer.

Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each executive’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of executive compensation and executive compensation programs, performance objectives and financial targets. The Committee reviews each element of total compensation individually (base salary, annual cash incentive, long-term equity) and total compensation in aggregate.

The Committee establishes performance objectives for the CEO on an annual basis in accordance with the process set forth in the Corporate Governance Principles. The Committee also evaluates the CEO’s performance and determines the CEO’s compensation. The CEO reviews the performance of the other named executive officers on an annual basis and makes recommendations on their compensation to the Committee.

The CEO’s total compensation is comprised of the same elements as all the named executives. The determination of the CEO’s compensation is based on the measures and responsibilities deemed by the Committee to be relevant, including appropriate market comparisons.

On an annual basis, the Committee determines corporate financial goals and target awards in accordance with the terms of the Company’s Short Term Incentive Plan. The Committee approves award payouts to the named executive officers individually based on the achievement of these pre-determined goals.

The Committee annually considers the grant of restricted stock, stock options and other stock-based awards pursuant to the terms of the Company’s Equity Incentive Plan, including vesting schedules, performance goals, exercisability and term, to the Company’s senior officers and reviews such awards made under delegated authority to other employees.

The Committee has the authority to retain independent consultants. To assist in its review of executive compensation, the Committee retained Towers Perrin in 2008 to evaluate the Company’s long-term incentive program. Consultants retained by the Committee report directly to the Committee and the Committee determines the consultants’ scope of work and fees. The Committee believes that the use of independent consultants provides additional assurance that the Company’s executive compensation levels and programs are reasonable and consistent with Company objectives.

Compensation Policy, Programs and Components

Base Salary

Base salaries for the named executive officers are targeted to be competitive with Market Data to ensure that the Company can retain and attract the executives necessary to successfully lead and manage the organization. Base salaries are targeted to correspond with the median of the range of salaries in the Market Data but may vary based upon factors described below. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

The Committee reviews the base salaries of named executives on an annual basis (or as an executive’s duties and responsibilities change). Increases in salary are based on an individual’s performance and level of pay compared to Market Data, internal pay equity and consideration of the Company’s salary budget. In May of each year, the Committee reviews proposed salary increases and makes recommendations to the Board for senior officers. Any base salary changes approved by the Board are effective June 1st. Base salary changes for named executives officers are reflected in the narrative of the Summary Compensation Table.

Annual Cash Incentive

The committee believes that the named executive officers should have a high percentage of their total compensation earned through annual “at risk” pay-for-performance cash incentives. The percentage of total compensation at risk under the terms of the Company’s Short Term Incentive Plan (“STIP”) increases significantly as the individual executive’s responsibilities and influence on overall performance results increases. The STIP is designed to encourage the executives to meet Company short-term goals that are aligned with the overall corporate strategy and improve shareholder value.

In February of each year, the Committee approves the STIP target for each named executive. The STIP target is established as a percentage of each individual’s actual base salary earnings and is targeted to correspond with median Market Data, but may vary based upon factors described below. The STIP target is also reviewed by the Committee in May of each year (or as an executive’s duties and responsibilities change) and may increase based on

Market Data, individual performance and the percentage of the executive’s compensation that is intended to be “at risk”. Any increases in STIP target that are approved by the Board in May are effective June 1st. For the named executives, the 2008 STIP target percentages are detailed in the narrative of the Summary Compensation Table.

In February of each year, the Committee determines the objective and qualitative performance measures and the other terms and conditions of the STIP. The 2008 potential cash incentive for the CEO, Chief Administrative Officer and Chief Financial Officer was tied solely to corporate diluted earnings per share (EPS). For the other named executives, a portion of their 2008 potential cash incentive was tied to corporate EPS and a portion was tied to the profit of their business unit relative to target. An established EPS threshold must be achieved for any incentives to be paid out under the STIP. EPS has consistently been utilized as the primary performance measure each year, because it is an all-inclusive objective measure of the Company’s overall profitability.

The Committee retains the right in its discretion to reduce a STIP award based on Company, business unit or individual performance. The Committee has no discretion to increase a STIP award. The Committee may approve a Special Bonus for named executives on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP. For the named executives, the 2008 STIP award determination is detailed in the narrative of the Summary Compensation Table.

Equity Incentive Plan

The Equity Incentive Plan (“EIP”) provides for long-term incentives to the named executives for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company retain and attract key employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

The EIP provides for the payment of equity and non-equity awards. Non-qualified stock options, incentive stock options and restricted stock awards are currently the only type of awards outstanding under the Equity Incentive Plan and the former Performance Incentive Plan.

The decision to grant stock-based awards for the named executives is considered by the Committee on an annual basis at its May meeting. The Committee considers Market Data, company financial performance, individual performance, long-term potential, critical retention, award history and other internal factors to determine individual awards. The Committee approved only the grant of restricted stock awards under the EIP during 2008. Restricted stock awards are considered by the Committee to be a most effective vehicle to achieve the Company’s long term compensation objectives:

•	Alignment with Financial Performance;

•	Facilitate Retention; and

•	Meaningful Stock Ownership.

Restricted stock awards for each of the named executives are detailed in the Grants of Plan Based Awards Table.

Stock Ownership Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with our stockholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for senior officers.

“Stock Ownership” is defined to include stock owned by the executive officer directly and the “net value” of any restricted stock awards not vested. Net value is defined as 60% of the restricted stock award. After achievement of the minimum share ownership requirement, all executives are additionally required to retain ownership of fifty percent of the net value of future vestings of restricted stock. The minimum share ownership requirement for senior officers by title is: CEO 70,000 shares, Executive Vice President 30,000 shares and Senior Vice President 10,000 shares. The Executive Stock Ownership Requirements Plan allows six years for senior officers to meet their stock ownership requirements.

Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Executive Stock Ownership Requirements Plan. The Committee reviews the executives’ progress toward and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within the specified time period, the Committee can eliminate or adjust the amount of any future equity awards. As of December 28, 2008, all named executive officers had met their stock ownership requirement except Ms. Little, Executive Vice President and Chief Financial Officer. Ms. Little was hired July 1, 2008 and is making progress toward achieving her individual ownership requirement.

Retirement Plan

In order to provide a competitive total compensation package, the Company has established a retirement plan. The named executive officers are eligible to participate in the Company’s Management Retirement Plan (“MRP”). The MRP is a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by IRS section 414(q)(1)(B)(i). All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their incentive earnings. There are no additional pension plans or qualified plans available to highly compensated employees.

On an annual basis, the Committee reviews the Company matching contribution rate for the MRP. In 2008, the Company provided a match equal to 50% of the first 8% of a participant’s base salary and incentive earnings. On an annual basis, the Committee also reviews consideration of a discretionary Company contribution to the MRP based on Company financial performance. In 2009, the Committee determined that no discretionary Company contribution would be made due to the Company’s 2008 earnings performance.

Health and Welfare Benefits

The health and welfare plans provided to the named executives are the same plans available to all employees, including company provided life insurance.

Certain Other Benefits

Other benefits and perquisites provided to certain named executive officers in 2008 are summarized below:

Company Aircraft — To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft is available. Senior executives may utilize the aircraft for business purposes. On rare occasions, when approved by the CEO, an executive may use the aircraft for personal non-business purposes. For compensation purposes, the personal use of company aircraft in 2008 was valued in accordance with SEC guidelines. Individual personal usage of the company aircraft is detailed in the footnotes of the Summary Compensation Table.

Car Allowance — A car allowance was paid to eligible named executive officers under the continuation of a prior benefit program. The car allowance program was discontinued for the named executives effective June 1, 2008. Amounts paid under this program were included in the named executives’ base salary adjustments effective June 1, 2008. The car allowance program was eliminated and included in each eligible executive’s base salary to streamline the total compensation package.

Vacation Facility — A Company owned condominium is available on a limited basis to employees at the Vice President level and above.

Entertainment Tickets — The Company purchases entertainment tickets to local events for the purpose of customer entertainment, business development or vendor appreciation. In the event that tickets are not used for this purpose, employees at the Director level and above may avail themselves of the entertainment tickets for personal use.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and related regulations. The Tax Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. However, tax deductibility is only one factor considered in any decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation program.

Non-qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements under Section 409A of the Internal Revenue Code (“Section 409A”). In November 2007, the Committee approved changes to the Company’s deferred compensation arrangements effective January 1, 2008 as required to comply with Section 409A. The Company believes it has operated in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation

Effective January 1, 2006, the Company began accounting for stock-based payments under the Equity Incentive Plan in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

Prior to and at its meeting held on February 10, 2009 the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement. Based on its review and discussions with management, the Committee recommended that the Board of Directors approve the Compensation Discussion and Analysis and direct management to include it in this proxy statement. The Board of Directors approved the Committee’s recommendation at its regular meeting held on February 11, 2009.

This report is submitted by the Compensation Committee of the Board of Directors.

B. Joseph White, Chair
Jane E. Dutton
Maureen A. Fay
Verne G. Istock
Leslie A. Murphy
Donald R. Parfet

Summary Compensation Table 2008

								Change in Pension
								Value &
								Non-qualified
								Deferred
		Salary			Stock Awards	Option Awards	Non-Equity	Compensation
Name and		($)	Bonus		($)	($)	Incentive Plan	Earnings	All Other		Total
Principal Position	Year	(1)	($)		(2)	(2)	Compensation ($)	($)	Compensation ($)		($)

Carl T. Camden	2008	$917,500	$0		$894,806	$0	$0	$0	$223,017	(3)	$2,035,323
President and Chief	2007	$900,000	$0		$684,847	$19,421	$848,500	$0	$348,407		$2,801,175
Executive Officer	2006	$868,750	$0		$528,019	$108,186	$1,061,400	$0	$228,614		$2,794,969
Michael L. Durik
Executive Vice President	2008	$614,583	$0		$412,483	$0	$0	$0	$75,548	(4)	$1,102,614
and Chief Administrative	2007	$600,000	$0		$348,970	$12,947	$375,000	$0	$100,459		$1,437,376
Officer	2006	$600,000	$50,000		$278,206	$64,157	$496,000	$0	$89,950		$1,578,313
Patricia A. Little
New Executive Vice President and Chief Financial Officer	2008	$250,000	$645,000		$48,378	$0	$0	$0	$15,422	(5)	$958,800
George S. Corona
Executive Vice President	2008	429,167	$0		$312,859	$0	$0	$0	$45,039	(6)	$787,065
and General Manager -	2007	$368,750	$37,100		$229,359	$8,092	$145,200	$0	$55,966		$844,467
Americas	2006	$325,000	$0		$181,395	$36,751	$200,000	$0	$45,798		$788,944
Michael S. Webster
Executive Vice	2008	$414,583	0		$312,859	$0	$0	$0	$40,324	(7)	$767,767
President Global Sales,	2007	$368,750	$0		$229,359	$8,092	$182,300	$0	$34,449		$822,950
Service and Marketing	2006	$325,000	$0		$183,439	$40,185	$200,000	$0	$33,793		$782,417
William K. Gerber
Retired Executive Vice	2008	$285,000	$199,500		$(203,220)	$0	$0	$0	$0		$281,280
President and Chief	2007	$570,000	$15,000		$278,422	$9,710	$296,900	$0	$83,188		$1,253,220
Financial Officer	2006	$570,000	$0		$241,751	$37,059	$390,900	$0	$76,699		$1,316,409
Michael E. Debs
Senior Vice President and Interim Chief Financial Officer	2008	$263,333	$22,500	(8)	$182,138	$0	$0	$0	$32,664	(9)	$500,635

(1)	Represents 2006, 2007 and 2008 actual base salary earnings.

(2)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 30, 2007 and December 28, 2008, in accordance with FAS 123(R), without regard to estimated forfeitures related to service-based vesting conditions of awards pursuant to the Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount for the 2006, 2007 and 2008 fiscal years are included in the Stock-Based Compensation footnote to the Company’s audited financial statements for the fiscal year ended December 28, 2008, found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2009.

(3)	Represents Other Compensation of $126,551 and Perquisites of $96,466. Other Compensation represents the sum of Company automobile allowance of $3,375, dividends on restricted stock awards of $51,341, Company-provided life insurance of $4,002, Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan of $66,398 and other annual compensation of $1,436. Perquisites represent the aggregate of incremental cost to the Company of personal use of airplane of $94,726 and vacation facility of $1,740.

(4)	Represents Other Compensation of $75,548. Other Compensation represents the sum of Company automobile allowance of $3,375, dividends on restricted stock awards of $22,302, Company-provided life insurance of $9,339, Company contribution to the Management Retirement Plan of $39,583 and other annual compensation of $949.

(5)	Represents Other Compensation of $15,422. Other Compensation represents the sum of dividends on restricted stock awards of $5,400, Company-provided life insurance of $855 and Company contribution to the Management Retirement Plan of $9,167.

(6)	Represents Other Compensation of $42,609 and Perquisites of $2,430. Other Compensation represents the sum of Company automobile allowance of $3,375, dividends on restricted stock awards of $17,827, Company-provided life insurance of $2,231, Company contribution to the Management Retirement Plan of $18,651 and other annual compensation of $525. Perquisites represent the incremental cost to the Company of personal use of vacation facility of $2,430.

(7)	Represents Other Compensation of $40,324. Other Compensation represents the sum of Company automobile allowance of $3,375, dividends on restricted stock awards of $17,827, Company-provided life insurance of $2,150, Company contribution to the Management Retirement Plan of $16,583 and other annual compensation of $389.

(8)	Represents Pay adjustment received while serving as interim Chief Financial Officer from January1 — June 30, 2008.

(9)	Represents Other Compensation of $32,359 and Perquisites of $305. Other Compensation represents the sum of Company automobile allowance of $3,375, dividends on restricted stock awards of $11,610, Company-provided life insurance of $1,316, Company contribution to the Management Retirement Plan of $15,697 and other annual compensation of $361. Perquisites represent the incremental cost to the Company of personal use of airplane and vacation facility of $305.

The Summary Compensation Table sets forth the total compensation paid or accrued for services rendered to the Company and its subsidiaries for fiscal year 2008 by the named executive officers.

During 2007 and 2008, the Company executed a global reorganization. The Company restructured its operating segments into three geographic regions, that is, the Americas, Asia-Pacific (APAC) and Europe-Middle East-Africa (EMEA), launched the Global Outsourcing and Consulting Group and created a Global Sales, Service and Marketing organization. Continuing this global reorganization, the Company announced in November 2008 the appointment of Mr. Corona, Executive Vice President, as Chief Operating Officer and the appointment of Mr. Webster, Executive Vice President, as General Manager of the Americas. Their appointments were effective January 1, 2009.

Mr. Gerber, who served as Executive Vice President and Chief Financial Officer (CFO), retired December 31, 2007. Mr. Debs, Senior Vice President and Chief Accounting Officer, served as interim Chief Financial Officer from January 1, 2008 — June 30, 2008. On July 1, 2008, Kelly Services hired Ms. Little as Executive Vice President and Chief Financial Officer.

The Committee met on May 6, 2008 to evaluate individual and corporate performance and make recommendations to the Board regarding the compensation of the Company’s senior officers based on performance, Market Data and the recommendations of management. All approved base salary increases, STIP target incentive changes or stock grants for senior officers were effective June 1, 2008. Consistent with the Board’s intended strategy of increasing the portion of senior executives’ compensation that is “at risk”, in 2008 several executives received an increase in their STIP target incentive percentage.

Mr. Camden’s base salary increased from $900,000 to $930,000 and his STIP target increased from 125% to 130%. The automobile allowance program was discontinued for named executive officers in 2008 and that amount of $8,100 was included in the June 1, 2008 base salary increase for Mr. Camden.

Mr. Durik’s base salary increased from $600,000 to $625,000 and his STIP target remained unchanged at 90%. The automobile allowance program was discontinued for named executive officers in 2008 and that amount of $8,100 was included in the June 1, 2008 base salary increase for Mr. Durik.

Ms. Little was hired on July 1, 2008 as Executive Vice President and Chief Financial Officer. Ms. Little’s base salary is $500,000 and her STIP target is 65%. She received a hiring bonus of $320,000 as a cash offset for payback of a retention award from her previous employer. She also received a guaranteed bonus for 2008 of $325,000 to compensate for the loss of incentive from her previous employer.

Mr. Corona’s base salary increased from $400,000 to $450,000 and his STIP target increased from 75% to 80%, to further recognize the broader responsibilities of the role he assumed in 2007 as the head of the Americas operating segment. The automobile allowance program was discontinued for named executive officers in 2008 and that amount of $8,100 was included in the June 1, 2008 base salary increase for Mr. Corona.

Mr. Webster’s base salary increased from $400,000 to $425,000 and his STIP target remained unchanged at 75%. The automobile allowance program was discontinued for named executive officers in 2008 and that amount of $8,100 was included in the June 1, 2008 base salary increase for Mr. Webster.

Mr. Gerber approached executive management in mid-2007 expressing a desire for early retirement. In consideration for remaining in his position through December 31, 2007 and implementing a transition plan, Mr. Gerber received compensation under a retirement agreement. As part of Mr. Gerber’s retirement agreement, he is to be paid his salary of $570,000 over a period of 12 months, with payments starting July 2008 and finishing in 2009. He therefore received a sum of $285,000 in 2008. Mr. Gerber also received a bonus as a part of his retirement agreement in the amount of $199,500.

Mr. Debs’ base salary increased from $240,000 to $280,000, to recognize performance with the additional responsibility of the interim CFO role. His STIP target remained unchanged at 60%. Mr. Debs received an additional $22,500 as interim pay while in the interim CFO role. The automobile allowance program was discontinued for named executive officers in 2008 and that amount of $8,100 was included in the June 1, 2008 base salary increase for Mr. Debs.

The Committee believes that the balance of components used in the named executive officers’ total compensation package and the design of the executive compensation programs/policies do not encourage the named executive officers to take unreasonable risks relating to the Company’s business that would threaten shareholder value.

Grants of Plan-Based Awards 2008

									All Other
									Stock	All Other		Grant
		Estimated Possible				Estimated Future			Awards:	Options		Date
		Payouts Under				Payouts Under			Number of	Awards:	Exercise	Market
		Non-Equity Incentive				Equity Incentive			Shares of	Number of	of Base	Value of
		Plan Awards				Plan Awards			Stock or	Securities	Price of	Stock
		Thres-		Maxi-		Thres-		Maxi-	Units	Underlying	Option	Awards
	Grant Date	hold	Target	mum		hold	Target	mum	(#)	Options	Awards	Granted
Name	(1)	($)(2)	($)	($)		($)	($)	($)	(3)	(#)	($/Sh)	(4)

Carl T. Camden	6/1/08	$0	$1,174,000	$2,348,000		NA	NA	NA	50,000	—	—	$1,050,000
Michael L. Durik	6/1/08	$0	$553,125	$1,106,250		NA	NA	NA	20,000	—	—	$420,000
Patricia A. Little	7/1/08	$0	$162,500	$325,000	(5)	NA	NA	NA	20,000	—	—	$392,400
George S. Corona	6/1/08	$0	$335,000	$670,000		NA	NA	NA	20,000	—	—	$420,000
Michael S. Webster	6/1/08	$0	$310,937	$621,875		NA	NA	NA	20,000	—	—	$420,000
William K. Gerber	6/1/08	$0	$0	$0		NA	NA	NA	0	—	—	$0
Michael E. Debs	6/1/08	$0	$171,500	$343,000		NA	NA	NA	18,000			$378,000

(1)	Grants dated 6/1/08 to named executive officers were approved by the Compensation Committee on May 6, 2008, to coincide with other annual compensation changes.

(2)	Payout for threshold performance under the annual cash incentive plan (STIP) is 0% of eligible base salary earnings. Each additional increment above the threshold earns prorated incentive payments up to the maximum.

(3)	Restricted Stock Awards granted 6/1/08 and 7/1/08 have a four year graded vesting schedule.

(4)	Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for Restricted Stock Awards granted on 6/1/08 is $21.00 and 7/1/08 $19.62.

(5)	Ms. Little’s possible non-equity incentive payout was superseded by a one-time guaranteed bonus per Ms. Little’s hiring agreement as explained in the Summary Compensation Table Narrative on the previous page.

In February 2008, the Committee established a STIP payout schedule based on corporate diluted earnings per share (EPS). The 2008 STIP EPS target was set at $1.82 per share, threshold EPS was set at $1.00 per share and maximum EPS was set at $2.50 per share. Historical performance and projected future business/economic conditions were considered in establishing the 2008 Corporate EPS STIP schedule. The target of $1.82 per share was set to match the Company’s 2008 budget and was seen as very challenging and difficult to achieve. The threshold of $1.00 per share was set at a level 25% higher than the 2007 threshold and well above the amount required to cover the Company’s dividend. The maximum of $2.50 per share was set at a level 37% over the 2008 budget and if achieved, would have been the highest EPS result in the Company’s history.

The 2008 Corporate EPS result did not exceed the payout threshold the Committee had established, reflecting the weakening economy globally. The 2008 Corporate EPS result that applies to STIP was $(.09) per share, which equated to a 0% STIP payout for all named executives. EPS is calculated for this purpose as diluted net earnings per share disregarding restructuring costs and gains from the sale of discontinued operations. The Committee reviewed and approved the decision to make no payments to the named executives in accordance with the STIP program.

The Committee approved only restricted stock grants under the EIP as outlined in the Grants of Plan-Based Awards table above. 2008 stock-based awards for the named executives were increased from 2007 awards to bring more in line with Market Data, but were still conservative relative to median Market Data.

Outstanding Equity Awards at Fiscal Year End 2008

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
	Number of	Number of	Plan Awards			Number of			Plan Awards	Equity Incentive
	Securities	Securities	Number of			Shares or		Market Value	Number of	Plan Awards:
	Underlying	Underlying	Securities			Units of		of Shares or	Unearned Shares,	Market or Payout
	Unexercised	Unexercised	Underlying	Option		Stock That		Units of Stock	Units or Other	Value of Unearned
	Options	Options	Unexercised	Exercise	Option	Have Not		That Have	Rights That Have	Shares, Units or
	(#)	(#)	Unearned Options	Price	Expiration	Vested		Not Vested	Not Vested	Other Rights That
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	Have Not Vested ($)

Carl T. Camden	4,000	0	—	$24.50	3/8/09
	4,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	333	0	—	$21.00	12/3/11
	4,000	0	—	$22.40	2/12/12
	7,000	0	—	$22.40	2/12/12
	4,074	0	—	$24.53	6/2/13
	20,926	0	—	$24.53	6/2/13
	20,000	0	—	$25.15	11/6/13
	3,942	0	—	$28.02	6/1/14
	14,058	0	—	$28.02	6/1/14

	85,833	0				109,500	(1)	$1,374,225	—	—
Michael L. Durik	1,314	0	—	$28.02	6/1/14
	2.686	0	—	$28.02	6/1/14

	4,000	0				46,750	(1)	$586,713	—	—
Patricia A. Little	0	0				20,000	(2)	$251,000
George S. Corona	3,000	0	—	$24.50	3/8/09
	2,750	0	—	$25.60	8/13/11
	2,870	0	—	$24.53	6/2/13
	2,952	0	—	$28.02	6/1/14
	4,548	0	—	$28.02	6/1/14

	16,120	0				39,800	(3)	$499,490
Michael S. Webster	1,516	0		$28.02	6/1/14
	984	0	—	$28.02	6/1/14

	2,500	0				39,800	(3)	$499,490	—	—
Michael E. Debs	2,400	0		$24.53	6/2/13
	1,000	0		$25.15	11/6/13
	3.000	0		$28.02	6/1/14

	6,400	0				28,250	(4)	$354,538

(1)	Represents total number of unvested shares from four different grant dates (2/7/05 — 5 year graded vesting, 6/1/06 — 4 year graded vesting , 6/1/07— 4 year graded vesting and 6/1/08 — 4 year graded vesting ).

(2)	Represents total number of unvested shares from grant date 7/1/08 — 4 year graded vesting.

(3)	Represents total number of unvested shares from five different grant dates (2/7/05 — 5 year graded vesting, 1/2/06 — 3 year graded vesting, 6/1/06 — 4 year graded vesting, 6/1/07— 4 year graded vesting and 6/1/08 — 4 year graded vesting).

(4)	Represents total number of unvested shares from four different grant dates (6/1/05 — 5 year graded vesting, 6/1/06 — 4 year graded vesting , 6/1/07— 4 year graded vesting and 6/1/08 — 4 year graded vesting ).

Option Exercises and Stock Vested 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized		Value Realized
	Acquired on	on Exercise	Number of Shares	on Vesting
	Exercise	($)	Acquired on Vesting	($)
Name	(#)	(1)	(#)	(2)

Carl T. Camden	0	$0	27,150	$555,330
Michael L. Durik	0	$0	13,100	$265,220
Patricia A. Little	0	$0	0	$0
George S. Corona	0	$0	9,225	$186,817
Michael S. Webster	0	$0	9,225	$186,817
William K. Gerber	0	$0	0	$0
Michael E. Debs	0	$0	4,500	$94,500

(1)	Value Realized on Exercise is calculated by taking the shares sold times the sales price minus the exercise price.

(2)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Non-qualified Deferred Compensation 2008

	Executive	Registrant
	Contributions	Contributions in	Aggregate Earnings	Aggregate
	Inontributions in	Last FY	in Last FY	Withdrawals/		Aggregate Balance
	Last FY	($)	($)	Distributions		at Last FYE
Name	($)(1)	(2)	(3)	($)		($)

Carl T. Camden	$141,970	$66,398	$(948,630)	$0		$1,279,452
Michael L. Durik	$79,167	$39,583	$(229,332)	$0		$491,355
Patricia A. Little	$22,917	$9,167	$(4,736)	$0		$27,347
George S. Corona	$46,627	$18,651	$(152,315)	$0		$647,914
Michael S. Webster	$41,458	$16,583	$(162,919)	$0		$277,980
William K. Gerber	$0	$0	$(142,277)	$643,915	(4)	$504,097
Michael E. Debs	$31,395	$15,697	$(187,349)	$0		$320,293

(1)	Executives may defer a percentage of their base salary and incentive earnings for retirement. These amounts, as applicable are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)	Registrant Contributions in Last FY are Company matching contributions also reported as Other Compensation in the Summary Compensation Table.

(3)	Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings do not include the executive and Company contributions and are not included in the Summary Compensation Table.

(4)	Mr. Gerber received a distribution from his plan after his retirement on December 31, 2007.

Post Termination Compensation

In order to provide a mechanism to ensure retention of the named executive officers, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan (the “Plan”) in April 2006. The Plan provides severance benefits to certain executive officers of the Company as outlined in the Plan, in the event their employment is terminated under certain circumstances.

Under the portion of the Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that his or her employment is terminated without cause by the Company or for good reason by the named executive officers, each as is defined in the Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. The eligible named executive officer would also be entitled to payment of vested benefits, if any.

If the eligible named executive officer experiences a qualifying termination, the named executive officer would be entitled to the then-current target incentive established under the Company’s annual incentive plan for the year in which the named executive officer’s termination occurs. The incentive will be adjusted on a pro rata basis according to the number of calendar days the eligible named executive officer was actually employed during such plan year.

The eligible named executive officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Plan times the named executive officer’s base salary. As identified in the table below, certain named executive officers also receive incentive continuation payments. The combination of salary continuation and incentive continuation amounts would be paid by the Company in equal installments over the severance period and in accordance with the Company’s standard payroll practice.

The Company would provide comparable medical, dental, vision and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage.

The named executive officer, identified in the Plan, shall be eligible to receive reimbursement for professional outplacement services actually incurred during the initial twelve month period following termination, not to exceed $10,000.

The eligible named executive officers, as a part of their severance agreement, will not directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company for the twelve months following termination.

During this period the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered by the severance agreement will not disparage, slander or injure the business reputation or goodwill of the Company. Noncompliance will result in a breach of the agreement and loss of severance benefits.

The following tables include the eligible named executive officers covered by the Executive Severance Plan. The tables reflect different elements payable under the Executive Severance Plan and their value if a named executive officer, who is a party to the Plan, would experience a qualifying termination on December 31, 2008. The Incentive earned for 2008 would be paid the following February. All other continuation amounts would be paid over the salary continuation period in compliance with Section 409A.

Executive Severance Plan 2008

						Reimbursement of
	Severance Plan	Eligible for Incentive	Eligible for	Eligible for	Medical Plan	Professional
	Multiple	Earned but Not Paid	Salary	Incentive	Provided During	Outplacement
Name	(#)	As of 12/31/08	Continuation	Continuation	Continuation Period	Services

Carl T. Camden	2	Yes	Yes	Yes	Yes	Yes
Michael L. Durik	2	Yes	Yes	Yes	Yes	Yes
Patricia A. Little	1	Yes	Yes	Yes	Yes	Yes
George S. Corona	1	Yes	Yes	No	Yes	Yes
Michael S. Webster	1	Yes	Yes	No	Yes	Yes
Michael E. Debs	1	Yes	Yes	No	Yes	Yes

Executive Severance Plan Value 2008

				Value of	Allowed
				Medical Plan	Reimbursement of
	Value of Incentive	Value of Salary	Value of Incentive	Provided During	Professional
	Earned but Not Paid	Continuation	Continuation	Continuation Period	Outplacement	Total Company
	as of 12/31/08	($)	($)	($)	Services	Severance Expense
Name	(1)	(2)	(3) )	(4)	($)	(5)

Carl T. Camden	$1,209,000	$1,860,000	$2,418,000	$23,335	$10,000	$5,520,335
Michael L. Durik	$562,500	$1,250,000	$1,125,000	$16,985	$10,000	$2,964,485
Patricia A. Little	$325,000	$500,000	$325,000	$6,492	$10,000	$1,166,492
George S. Corona	$360,000	$450,000	$0	$11,112	$10,000	$831,112
Michael S. Webster	$318,750	$425,000	$0	$11,112	$10,000	$764,862
Michael E. Debs	$168,000	$280,000	$0	$8,892	$10,000	$466,892

(1)	The Value of Incentive Earned But Not Paid represents the calculated target incentive for the named executive officers if they had terminated on December 31, 2008. If the termination date is other than the last day of the year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2)	The Value of Salary Continuation is calculated by taking the annual salary times the relevant severance plan multiple according to the Executive Severance Plan.

(3)	The Value of Incentive Continuation is calculated by taking the annual incentive target times relevant severance plan multiple according to the Executive Severance Plan, for the named executive officers to whom this element applies.

(4)	The value of Medical Plan Provided is calculated as the Company-paid portion of the Medical Plan cost times the number of months eligible according the Executive Severance Plan. Costs include medical, dental and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(5)	Total Company Severance Expense is the sum of the Value of Incentive earned but not paid, Salary Continuation, Incentive Continuation, Medical Plan Continuation and Allowed Reimbursement of Outplacement Services.

Director Compensation

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total

T.E. Adderley	N/A	N/A	N/A	N/A	$0	$1,281,255	$1,281,255
J.E. Dutton	$100,000	$50,003	$4,451	N/A	N/A	N/A	$154,454
M. A. Fay	$107,500	$50,003	$4,451	N/A	N/A	N/A	$157,503
V. G. Istock	$120,000	$50,003	$4,451	N/A	N/A	N/A	$170,003
L. A. Murphy(3)	$112,500	$62,503	$0	N/A	N/A	N/A	$175,003
D. R. Parfet	$112,500	$50,003	$4,451	N/A	N/A	N/A	$162,503
B. J. White	$107,500	$50,003	$4,451	N/A	N/A	N/A	$157,503

(1)	Represents the aggregate fair market value of grants of 2,352 shares of the Company’s Class A common stock having a fair market value of $21.26 per share on the award date of May 7, 2008.

(2)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with FAS 123(R), without regard to the estimated forfeiture related to service-based vesting conditions, of awards pursuant to the 1999 Non-Employee Directors Stock Option Plan, and thus included amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years 2005 and 2006 are included in the Stock-Based Compensation footnote to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2007.

(3)	Represents the aggregate fair market value of grants of 650 shares of the Company’s Class A common stock having a fair market value of $19.23 per share on the award date of February 12, 2008 and 2,352 shares of the Company’s Class A common stock having a fair market value of $21.26 per share on the award date of May 7, 2008.

In connection with execution of the Company’s management succession plan in 2006, the Compensation and Corporate Governance and Nominating Committees retained Hewitt Associates to assist in the evaluation of compensation of Mr. Adderley as Chairman of the Board of Directors, which is a non-officer position, commencing in May of that year. The Committees jointly recommended and the Board of Directors approved continuation of Mr. Adderley’s base salary of $950,000 for his service as Chairman. In addition, Mr. Adderley as an employee is able to participate in the Company’s benefit plans and Management Retirement Plan, which is a non-qualified deferred compensation plan. Other compensation includes base salary of $958,100, which represents an $8,100 increase to offset for the elimination of the Company vehicle allowance in 2008, employer provided life insurance in the amount of $17,304, the incremental cost of the usage of corporate aircraft and other perquisites in the amount of $41,588, a vehicle allowance in the amount of $3,375, dividends on restricted shares in the amount of $9,504, the value of vested restricted shares in the amount of $215,440, Company contributions to the Management Retirement Plan of $38,189 and other annual compensation of $1,130. Mr. Adderley is not eligible to participate in the Company’s Short Term Incentive Plan or Equity Incentive Plan. The Company also furnishes staff support to Mr. Adderley, which cost $519,800 in 2008.

Mr. Istock, who serves as Lead Independent Director, was paid an additional annual retainer of $20,000.

Mr. Parfet, who serves as chair of the Audit Committee, was paid an additional retainer of $12,500. Drs. White and Fay, who serve as chairs of the Compensation and Corporate Governance and Nominating Committees, respectively, were paid an additional annual retainer of $7,500.

Election of Directors
Proposal 1

The Board of Directors is presently divided into three classes with each class elected for a three-year term. Under our Certificate of Incorporation as currently in effect, the Board of Directors consists of no fewer than five and no more than nine members, the exact number of directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of directors constituting the whole Board at eight.

The Board of Directors recommends that the nominees named below be elected to serve as Directors for the three year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 1, 2013

If a nominee is unavailable for election for any reason on the date of the election of the director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

If Proposal 2 included in this proxy statement is approved by the Company’s stockholders at the Annual Meeting of Stockholders, the Board’s classified structure will terminate effective as of the date of the Company’s 2010 Annual Meeting of Stockholders and, at and after that meeting, directors will be elected annually for one year terms. In this case, the term of each director serving as of and immediately prior to the 2010 Annual Meeting of Stockholders, including the director nominees indicated below, will expire as of the date of the meeting.

Listed on the following page are the names of the persons nominated for election as directors of the Company, each of whom is currently a director of the Company and of the directors of the Company whose terms of office will continue after the Annual Meeting, their ages, principal occupations, other public companies of which they are directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), the year in which they first became a director of the Company and the year in which their term as a director is scheduled to expire.

	Year of		Year First
	Expiration of	Principal	Elected as
Name and Age	Elective Term	Occupation	Director

Nominees for Election as Director to be Elected for a Three-Year Term
Maureen A. Fay, O.P. Age 74	2009	Director of the Leadership Seminar for the Association of Jesuit Colleges and Universities (2005), President Emeritus of the University of Detroit Mercy; President (1983 — 2004). Formerly: Director of Bank One Corporation.	1997
Verne G. Istock Age 68	2009	Lead Director (2006). Retired Chairman and President of Bank One Corporation; Director of Masco Corporation and Rockwell Automation, Inc. Formerly: Chairman, President and Chief Executive Officer of First Chicago NBD Corporation; Chairman and Chief Executive Officer of First National Bank of Chicago; Chairman and Chief Executive Officer of NBD Bancorp, Inc; Director of Bank One Corporation; First Chicago NBD Corporation; and Federal Reserve Bank of Chicago.	1991
Donald R. Parfet Age 56	2009	Managing Director of Apjohn Group, LLC (2001); General Partner of Apjohn Ventures Fund (2002). Director of Rockwell Automation, Inc. (2008) Formerly: Senior Vice President at Pharmacia Corporation (2000).	2004

Directors Continuing in Office
Terence E. Adderley Age 75	2010	Chairman of the Board of Directors. Formerly: Chief Executive Officer (1987-2006) and Director of DTE Energy Company.	1962
Jane. E. Dutton Age 56	2010	Professor of Business Administration of the University of Michigan Business School (1996); Professor of Psychology (2002).	2004
Carl T. Camden Age 54	2011	President and Chief Executive Officer (2006). Formerly: President and Chief Operating Officer (2001).	2002
Leslie A. Murphy Age 57	2011	President and CEO, Murphy Consulting, Inc. (2008); Certified Public Accountant. Formerly: Partner, Plante & Moran, 1973-2007; Past Chair of the Board of Directors of the American Institute of Certified Public Accountants.	2008
B. Joseph White Age 61	2011	President, University of Illinois (2005); Trustee, Equity Residential, Inc. Formerly: Professor of Business Administration, Dean of the University of Michigan Business School (2001), and Interim President of the University of Michigan (2002); Managing Director, Fred Alger Management, Inc. (2003).	1995

Amendment of the Company’s Restated Certificate of Incorporation to Provide
for an Increase in the Authorized Number of Directors, Eliminate the Company’s
Classified Board Structure and Repeal Supermajority Voting Requirements

Proposal 2

The Board of Directors, upon the recommendation of its Corporate Governance and Nominating Committee, has approved and adopted, and recommends for stockholder approval, amendments to the Company’s Restated Certificate of Incorporation to:

•	increase the maximum size of the Board of Directors from nine to eleven members;

•	declassify the Board of Directors and provide for annual elections of directors; and

•	repeal certain supermajority voting requirements and instead provide for majority voting in accordance with the Delaware General Corporation Law.

The full text of the Restated Certificate of Incorporation as proposed to be amended is set forth in Exhibit A, with additions indicated by underlining and deletions indicated by strikeout.

The Company and the Board of Directors are committed to good corporate governance, which is why the Board of Directors has voluntarily implemented many corporate governance practices followed by major public companies even though the Company is categorized as a “controlled company” for purposes of the listing standards of the Nasdaq Global Market and is therefore not required to follow many of these practices. Over the past two years, the Board of Directors, through its Corporate Governance and Nominating Committee, has reviewed several provisions included in the Company’s Restated Certificate of Incorporation and Bylaws that were adopted during the 1980s to help deter and defend against unfair or abusive takeover tactics. While these provisions were adopted for valid business purposes, the Board of Directors recognizes that recent changes in investor sentiment and corporate governance practices have led a number of public companies to eliminate their classified board structure and supermajority voting requirements. The Board of Directors has therefore determined that the elimination of these provisions is, at this time, in the best interests of the Company and its stockholders.

Current Number and Classification of the Company’s Board of Directors

The Company’s Restated Certificate of Incorporation currently provides that the business, property and affairs of the Company will be managed by a board of no fewer than five or more than nine members whose terms of office are staggered by dividing the total number of directors into three classes, with each class containing as nearly equal a number of directors as possible, and that at each annual meeting of stockholders one class of directors will be elected by the Company’s stockholders for a term of three years.

The Board of Directors believes that increasing the number of directors will help the Company attract additional expertise to assist the Board of Directors in its consideration of issues facing the Company as a global provider of human resource solutions. The Board of Directors currently has no additional director candidates under consideration.

If this proposal is approved, the Board’s classified structure will terminate effective as of the date of the Company’s 2010 Annual Meeting of Stockholders and, at and after that annual meeting, directors will be elected annually for one year terms. In this case, the term of each director serving as of and immediately prior to the 2010 Annual Meeting of Stockholders will expire as of the date of the meeting. Under the Delaware General Corporation Law, once the Board of Directors is declassified, directors may be removed from office by majority vote of the

Company’s stockholders with or without cause. New directors appointed to the Board to fill vacancies will only serve until the next annual meeting of stockholders.

Supermajority Voting Requirements

The Restated Certificate of Incorporation currently requires the affirmative vote of the holders of 75% of the voting power of all shares entitled to vote in elections of directors to amend, alter, change or repeal the Company’s Bylaws, to approve certain business combinations or asset dispositions, or to amend, alter, change or repeal certain specified provisions of the Restated Certificate of Incorporation.

The proposed amendment to the Restated Certificate of Incorporation would eliminate each of these supermajority voting provisions. If the proposed amendment is approved, approval of each of the matters formerly requiring a supermajority vote would require majority stockholder approval in accordance with the applicable provisions of the Delaware General Corporation Law. Eliminating the supermajority voting requirements contained in the Restated Certificate of Incorporation would also permit the stockholders to adopt, amend or repeal the Company’s Bylaws by majority vote and amend, alter, change or repeal any provision of the Restated Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware General Corporation Law.

The other proposed amendments to the Restated Certificate of Incorporation correct references to specific sections of the Delaware General Corporation Law or are ministerial in nature.

Implementation of Amendment

If this proposal is approved, the Company will file a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Delaware Secretary of State promptly after the Annual Meeting of Stockholders to effect the amendment. At the time the Certificate of Amendment is filed, the Company also expects to amend its Bylaws to include certain corresponding changes.

Vote Required

This proposal must be approved by the affirmative vote of the holders of 75% of the voting power of all stock of the Company entitled to vote in elections of directors as required by the Restated Certificate of Incorporation as currently in effect. For this purpose, abstentions and broker non-votes will have the effect of votes against the proposal.

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s
Independent Registered Public Accounting Firm

Proposal 3

At its February 11, 2009 meeting, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending January 3, 2010. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Required Audit Committee Disclosures

Duties

The Audit Committee has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee’s responsibilities include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors, the Company’s risk assessment and risk management policies and the Company’s compliance with legal and regulatory requirements. The Committee approves all audit, audit related, internal control related, tax and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee serves as the Company’s Qualified Legal Compliance Committee.

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to the operating effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. In conjunction with the pre-approval the Audit Committee considers whether non-audit services are consistent with the rules and regulations of the Securities and Exchange Commission on auditor independence. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com.

Service Fees Paid to the Independent Registered Public Accounting Firm

	2008	2007
	$	$

Audit Fees	$2,357,606	$2,611,550
Audit Related Fees	0	117,500
Tax Fees	0	36,268
All Other Fees	1,500	1,500

Total	$2,359,106	$2,766,818

Audit Fees:  Services rendered during the years ended December 28, 2008 and December 30, 2007 were for the audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consents and assistance with review of documents filed with the SEC.

Audit-Related Fees:  Services rendered during the year ended December 30, 2007 were for professional services related to the issuance of a comfort letter.

Tax Fees:  Services rendered during the year ended December 30, 2007 were for tax planning and compliance.

All Other Fees:  Services rendered during the years ended December 28, 2008 and December 30, 2007 were for accounting research tools.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 28, 2008, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61.; and

(3) has received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 11, 2009 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2008 filed with the Securities and Exchange Commission. The Board approved this inclusion.

THE AUDIT COMMITTEE

Donald R. Parfet, Chairman
Jane E. Dutton
Maureen A. Fay
Verne G. Istock
Leslie a. murphy
B. Joseph White

Stockholder Communications

Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 7, 2009.

Other Matters

At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s printed Annual Report and Annual Report on Form 10-K as of December 28, 2008, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet or telephone.

By Order of the Board of Directors

Daniel T. Lis
Senior Vice President, General Counsel
and Corporate Secretary

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION OF
KELLY SERVICES, INC.

* * * * *

Kelly Services, Inc., a corporation organized and existing under the laws of Delaware, certifies as follows:

1. The name of the Corporation is KELLY SERVICES, INC.

2. The original certificate of incorporation was filed with the Secretary of State of Delaware on August 27, 1952 under the name of PERSONNEL SERVICE, INC.

3. This Restated Certificate
wasof Incorporation amends and restates the certificate of incorporation of the corporation heretofore in effect. This Restated Certificate of Incorporation has been duly adopted in accordance with
Section
the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware,
without vote of

by
 the
directors and
 stockholders.
This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation’s Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the restated certificate of the corporation
.

4. The
text of the
Restated Certificate of Incorporation
of the corporation is hereby restated so as to readso adopted reads in
its entirety
full as follows:

FIRST: The name of this corporation is Kelly Services, Inc.

SECOND: Its principal office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its resident agent at such address is The Corporation Trust Company.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To furnish office, clerical, supervisory and consultant services.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To loan to any person, firm or corporation any of its surplus funds, either with or without security.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To operate a private trade school and business school in the State of Michigan after obtaining the necessary license for such operation for the instruction of students in various office skills, including, but not by way of limitation, instruction in the use of various office equipment and machines.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH:

Division A

The total number of shares of stock which the corporation shall have authority to issue is 110,000,000 shares, the par value of each of the shares is $1.00, amounting in the aggregate to $110,000,000, and the shares are divided into two classes consisting of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock.

Division B

The designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions in respect of the shares of each class are as follows:

(a) Dividends. Holders of the Class A Common Stock and the Class B Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors, subject only to the limitations that (1) no cash dividend payable on the shares of the Class B Common Stock shall be declared unless the Board of Directors shall concurrently declare a cash dividend on the shares of the Class A Common Stock at a rate which is not less than the rate of the cash dividend payable on the shares of the Class B Common Stock (but a cash dividend may be declared on the Class A Common Stock without declaring a cash dividend on the Class B Common Stock), and (2) no dividend payable in shares of the Class B Common Stock shall be declared on the Class A Common Stock (but a dividend payable in shares of Class A Common Stock may be declared on the Class A Common Stock or the Class B Common Stock and a dividend payable in shares of Class B Common Stock may be declared on the Class B Common Stock). —

(b) Voting Rights. Except on matters where their vote is required by Delaware law, the holders of the Class A Common Stock shall not be entitled to vote on any matter coming before any meeting of stockholders. The holders of the Class B Common Stock shall be entitled to one vote per share upon each matter coming before any meeting of stockholders.

(c) Conversion of Class B Common Stock .

1. Shares of Class B Common Stock shall be convertible, at the option of the respective holders thereof, at any time, into fully paid and non-assessable shares of Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

2. No payment or adjustment with respect to dividends on shares of the Class A Common Stock or on the Class B Common Stock shall be made in connection with any conversion of shares of Class B Common Stock into shares of Class A Common Stock.

3. The holders of a certificate or certificates for Class B Common Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the corporation or to the Transfer Agent for the shares of the Class B Common Stock, with request for conversion. If the shares of the Class A Common Stock issuable upon conversion are to be issued in a name other than that in which the shares of the Class B Common Stock to be converted are registered, the certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall also be accompanied by the necessary stock transfer stamps or equivalent funds.

Upon surrender of the certificate or certificates, the corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Class A Common Stock issuable upon conversion. The corporation shall pay all original issue taxes, if any, payable upon the issue of shares of the Class A Common Stock issued upon any conversion.

The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates of shares of the Class B Common Stock, and the person in whose name the certificate or certificates of the shares of the Class A Common Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.

4. If there should be any capital reorganization or any reclassification of the Class A Common Stock, the shares of the Class B Common Stock shall thereafter have the right to be converted into the number of shares of stock or other securities or property of the corporation to which outstanding shares of the Class A Common Stock would have been entitled upon the effective date of the reorganization or reclassification. The Board of Directors shall make an appropriate adjustment in the application of the provisions of this paragraph (c) with respect to the conversion rights of the holders of the shares of the Class B Common Stock after the reorganization or reclassification, to the end that the provisions shall be applicable, as nearly as reasonably may be, in respect to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Class B Common Stock. The provisions of this sub-paragraph shall not apply to a reorganization or reclassification involving merely a subdivision or combination of outstanding shares of the Class A Common Stock.

5. In case the corporation shall be consolidated with or merged into any other corporation or shall sell or transfer its property and business as or substantially as an entirety, then the stock or other securities or other property, including cash, issuable or deliverable in connection with such consolidation, merger or sale in respect of each share of the Class A Common Stock then outstanding, shall thereafter, for the purposes of the conversion rights of the Class B Common Stock, be deemed the equivalent of one share of Class A Common Stock. Upon the exercise of conversion rights, holders of Class B Common Stock shall be entitled to receive on an equivalent basis and at the same rate and on the other terms and conditions set forth in this paragraph (c), the stock or other securities or property, including cash, deemed to be the equivalent of Class A Common Stock. Lawful provisions to this effect shall be made a part of and condition to the consolidation, merger or sale.

6. In case the corporation shall propose (i) to effect any reclassification of the Class A Common Stock or any capital reorganization involving a change in the Class A Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Class A Common Stock, or (ii) to consolidate with or merge into another corporation, or to sell or transfer its property and business as or substantially as an entirety, then, in each such case, the corporation shall file with each Transfer Agent for the shares of the Class B Common Stock and shall mail to the holders of record of the shares at their respective addresses then appearing on the records of the corporation a statement, signed by an officer of the corporation, with respect to the proposed action, the statement to be so filed and mailed at least 30 days prior to the record date for holders of the Class A Common Stock for the purposes thereof. The statement shall set forth such facts with respect to the proposed action as shall be reasonably necessary to inform each Transfer Agent for the shares of the Class B Common Stock and the holders of those shares as to the effect of the action upon the conversion rights of the holders.

7. The corporation shall at all times have authorized but unissued, or in its treasury, a number of shares of the Class A Common Stock sufficient for the conversion of all shares of the Class B Common Stock from time to time outstanding.

8. In case the shares of the Class A Common Stock or the Class B Common Stock at any time outstanding shall, by reclassification or otherwise, be subdivided into a greater number of shares or combined into a lesser number of shares, the shares of Class B Common Stock or Class A Common Stock, respectively, then outstanding shall, at the same time, be subdivided or combined, as the case may be, on the same basis.

(d) Preemptive Rights. Holders of the Class A Common Stock shall have no preemptive right to subscribe to any securities issued by the corporation. Holders of the Class B Common Stock shall have the preemptive right to subscribe to additional shares of Class B Common Stock, or any other voting stock or any security convertible into Class B Common Stock or other voting stock, hereafter issued by the corporation.

(e) Liquidation Preferences.

1. In the event of dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of the Class A Common Stock and of the Class B Common Stock shall be entitled to payment out of the assets of the corporation ratably in accordance with the number of shares held by them respectively.

2. Neither a consolidation nor a merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor the purchase or other acquisition by the corporation of all or a part of the outstanding shares of any class or classes of its stock, nor the sale or transfer of the property and business of the corporation, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of the foregoing provisions.

FIFTH: The business, property and affairs of this corporation shall be managed by a Board of Directors consisting of no fewer than five (5) and no more than nineeleven
 (
911
) members, the exact number to be determined from time to time by resolution of the Board of Directors.
The directors shall be classified with respect to the term for which they shall severally hold office by dividing them into three classes, as nearly equal in number as may be, the classes to hold office for successive terms of three years, respectively, but all directors of the corporation shall hold office until their successors are elected and qualifiedEffective at each annual meeting of the stockholders of the corporation from and after the annual meeting to be held in 2010, all director nominees shall stand for election to terms expiring at the next succeeding annual meeting, with each director to hold office until his successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The term of each director serving as of and immediately prior to the annual meeting of the stockholders of the corporation to be held in 2010 shall expire as of the date of such annual meeting, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting.
 The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by the by-laws directed or required to be exercised or done by the stockholders.

Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next
annual meeting
at which the term of the class to which they shall have been elected expiresof the stockholders of the corporation and until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
 No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director, or the entire Board of Directors, may be removed at any time, but only forwith or without
 cause. The affirmative vote of the holders of 75%
a majority
 of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required to remove a director from office. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation.

SIXTH: The names and places of residence of the incorporators were as follows:

Names	Residences

L. E. Gray	Wilmington, Delaware
S. M. Brown	Wilmington, Delaware
A. D. Atwell	Townsend, Delaware

SEVENTH: By-laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote of the holders of
75%a majority
 of the voting power of all of the stock of this corporation entitled to vote in elections of directors. The by-laws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware.

EIGHTH:

(a) Except as set forth in paragraph (d) of this Article, the affirmative vote of the holders of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required:

(i) for a merger or consolidation of this corporation or any subsidiary thereof with or into any other corporation, or

(ii) for any sale or lease of all or any substantial part of the assets of this corporation or any subsidiary thereof to any other corporation, person or other entity, or

(iii) for any sale or lease to this corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $5,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or other entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon the other corporation, person or other entity which is party to the transaction is the beneficial owner, directly or indirectly, of 5% or more in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors.

(b) For purposes of this Article, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation,

(i) which it owns directly, whether or not of record; or

(ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable; or

(iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above) by an “affiliate” or “associate” as those terms are defined herein; or

(iv) which are beneficially owned, directly or indirectly by any other corporation, person or entity (including any shares which the other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its “affiliates” or “associates” has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this corporation.

For the purposes of this Article EIGHTH, the outstanding shares of stock of this corporation shall include shares deemed owned through the application of clauses (b) (ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

For the purposes of this Article EIGHTH, the term “affiliate” shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation, person or other entity. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the corporation, person or other entity, whether through the ownership of voting securities, by contract, or otherwise.

For the purposes of this Article EIGHTH, the term “associate” shall mean (1) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which the corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which the corporation, person or other entity has a substantial beneficial interest or as to which the corporation, person or other entity serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of a person, or any relative of a spouse, who has the same home as the person or who is a director or officer of this corporation or any of its subsidiaries.

(c) The Board of Directors shall have the power and duty to determine for the purpose of this Article EIGHTH on the basis of information known to the Board of Directors of this corporation, whether

i) the other corporation, person or other entity beneficially owns more than 5% in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors;

(ii) a corporation, person or other entity is an “affiliate” or “associate” (as defined in paragraph (b) above) of another; and

(iii) the assets being acquired by this corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

Any such determination shall be conclusive and binding for all purposes of this Article EIGHTH.

(d) The provisions of this Article EIGHTH shall not apply to any merger or other transaction referred to in this Article EIGHTH with any corporation, person or other entity if (1) the Board of Directors of this corporation has approved a memorandum of understanding with the other corporation, person or other entity with respect to the transaction prior to the time that the other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors; or (2) the transaction is otherwise approved by the Board of Directors of this corporation, provided that a majority of the members of the Board of Directors voting for the approval of the transaction were duly elected and acting members of the Board of Directors prior to the time that the other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors. In addition, the provisions of this Article EIGHTH shall not apply to any merger or other transaction referred to in this Article EIGHTH with a subsidiary (which terms shall mean a corporation of which a majority of the outstanding shares of stock entitled to vote in elections of directors is owned by this corporation directly, and/or indirectly through one or more other subsidiaries).

NINTH
: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of this corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this corporation, and may have power to authorize the seal of this corporation to be affixed to all papers which may require it. The committee or committees shall have the name or names as may be stated in the by-laws of this corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

TENTH NINTH
: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section
3883291 of Title 8
 of the
RevisedDelaware
 Code
of 1915 of said State
, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
 Section
43279 of Title 8
 of the
General Corporation Law of the State of
 Delaware,
Code
 order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation,

as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ELEVENTH TENTH
: The Board of Directors of this corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this corporation; (b) merge or consolidate this corporation with another corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of this corporation and its stockholders, give due consideration to such factors as the Board of Directors determines to be relevant, including without limitation, the social, legal and economic effects of the proposed transaction upon employees, customers, suppliers, and other affected persons, firms and corporations and on the communities in which this corporation and its subsidiaries operate or are located.

TWELFTH ELEVENTH
: No action required or permitted to be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

THIRTEENTH TWELFTH
: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article ~~THIRTEENTH~~TWELFTH shall not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
The foregoing provisions of this Article THIRTEENTH shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article THIRTEENTH becomes effective.
 No amendment or repeal of this Article
THIRTEENTHTWELFTH
 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

FOURTEENTH THIRTEENTH
: Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of this corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

FIFTEENTH FOURTEENTH
: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
Notwithstanding any other provision of the Certificate of Incorporation or the by-laws of this corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation, or by the by-laws of this corporation), the affirmative vote of the holders of 75% of the voting power of all stock of this corporation entitled to vote in elections of directors shall be required to amend, alter, change, or repeal Article FIFTH, SEVENTH, EIGHTH, NINTH, ELEVENTH, TWELFTH, FOURTEENTH and FIFTEENTH of this Certificate of Incorporation
.

IN WITNESS WHEREOF, Kelly Services, Inc. has caused this Restated Certificate of Incorporation to be signed by Daniel T. Lis, its Senior Vice President and Corporate Secretary this
16
th

 day of
September, 2003.          , 2009.

KELLY SERVICES, INC.

By	/s/ Daniel T. Lis
Daniel T. Lis
Senior Vice President and Corporate Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,WILL BE VOTED “FOR” THE PROPOSALS. Please Mark Here for Address Change or Comments SEE REVERSE SIDE FOR WITHHOLD EXCEPTIONS ALL FOR ALL FOR AGAINST ABSTAIN 1. To elect three directors; three year term 2. To approve the amendment of the Company’s Restated ending at the Annual Meeting of Certificate of Incorporation to increase the size of the Stockholders held after the close of the Board of Directors, eliminate the classified Board of fiscal year ending January 1, 2013. Directors and eliminate certain supermajority voting requirements. ELECTION OF DIRECTORS Nominees: 3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting 01 M.A. Fay, O.P. firm for the Company for the year 2009. 02 V.G. Istock 03 D.R. Parfet 4. To transact any other business as may properly come before the Meeting or any postponement or Instructions:To withh old authority to vote for any individual adjournment thereof. nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) in the space provided below. Please be sure to sign and date this Proxy. ___Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHON E VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting day. INTERNET http://www.proxyvoting.com/kelyb Use the Internet to vote your proxy. KELLY SERVICES, INC. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, y ou do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, Important notice regarding the Internet availability of signed and returned your proxy card. proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymell on.mobular.net/bnymellon/kelyb 44546 PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013 SIGNATURE: DATE: ___TIME:

KELLY SERVICES, INC. 999 West Big Beaver Road Troy, Michigan 48084 Solicited by the Board of Directors for the Annual Meeting of Stockholders on May 5, 2009 The undersigned hereby appoints as Proxies Michael L. Durik and Daniel T. Lis, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the “Company”) held of record by the undersigned on March 12, 2009 at the Annual Meeting of Stockholders to be held on May 5, 2009 or any postponement or adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your Kelly Services, Inc. account online. Access your Kelly Services, Inc. Stockholder account online via Invest or ServiceDirect® (ISD). The transfer agent for Kelly Services, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-e ntry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY IT OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 44546